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                                 EXHIBIT - 10.67

                                  AMENDMENT TO
                          GOODY'S FAMILY CLOTHING, INC.
                 AMENDED AND RESTATED 1991 STOCK INCENTIVE PLAN

         The Goody's Family Clothing, Inc. Amended And Restated 1991 Stock Incentive Plan is hereby amended by adding the following section:

               18.  Change of Control

                       Notwithstanding anything contained to the contrary herein
               but subject, however, to the provisions set forth in the fourth paragraph of Section 4, upon the occurrence of a Change of Control (as hereinafter defined) all Options granted under the Plan that are outstanding and not yet vested will become immediately 100% vested effective on a Change of Control Date (as hereinafter defined) and shall be thereafter exercisable in accordance with the terms of the Plan (including, without limitation, as provided in Sections 5 and 6) and any applicable award agreement; provided, however, that the foregoing shall not apply to the extent that such acceleration of vesting shall make a "pooling of interests" accounting unavailable in the case of a Change of Control transaction which is intended to be effected as a "pooling of interests" transaction.

                       A Change of Control of the Company shall mean and shall
               be deemed to have occurred if any person or group (within the meaning of Rule 13d-3 of the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended), other than Robert M. Goodfriend, members of his immediate family, his affiliates, trusts or private foundations established by or on his behalf, and the heirs, executors or administrators of Robert
               M. Goodfriend, shall acquire in one or a series of transactions, whether through sale of stock or merger, more than 50% of the outstanding voting securities of the Company or any successor entity of the Company or the shareholders of the Company shall approve a sale of all or substantially all of the Company's assets or a complete liquidation or dissolution of the Company. A Change of Control Date shall mean the closing date on which a Change of Control of the Company shall have occurred, or in the case of a sale of all or substantially all of the Company's assets or complete liquidation or dissolution of the Company, the date on which shareholder approval is obtained.

         This Amendment was approved by the Board of Directors of Goody's Family Clothing, Inc. on May 13, 1998.